UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 6, 2013

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2013, Bonanza Creek Energy, Inc. (the “Company”) entered into an amendment to its amended and restated senior secured revolving credit agreement (the “Credit Agreement”). Borrowings under the Credit Agreement are limited by a borrowing base that is calculated based upon a valuation of the Company’s oil and gas properties. The borrowing base has been increased to $450 million; however, the maximum commitments of the lenders under the Credit Agreement are currently limited to $330 million. The maturity date of the credit facility was also extended one year to September 15, 2017.  The amendment is attached as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2013, the Company announced its results for the quarter ended September 30, 2013. A copy of the Company’s press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

99.1            Amendment No. 8, dated as of November 6, 2013, to the Credit Agreement, among Bonanza Creek Energy, Inc., the Guarantors, KeyBank National Association, as Administrative Agent and as Issuing Lender, and the lenders party thereto

99.2            Press release issued November 7, 2013 announcing financial and operational results for the quarter ended September 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: November 8, 2013	By:	/s/ Christopher I. Humber

Christopher I. Humber

Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1

Amendment No. 8, dated as of November 8, 2013, to the Credit Agreement, among Bonanza Creek Energy, Inc., the Guarantors, KeyBank National Association, as Administrative Agent and as Issuing Lender, and the lenders party thereto

99.2	Press release issued November 7, 2013 announcing financial and operational results for the quarter ended September 30, 2013